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                                                                    EXHIBIT 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       THE HAWK GROUP OF COMPANIES, INC.


                                   ARTICLE I
                                      NAME

         The name of the corporation is The Hawk Group of Companies, Inc. (the "Corporation").


                                   ARTICLE II
                    ADDRESS OF REGISTERED OFFICE IN DELAWARE

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                                    PURPOSE

         The Corporation is formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as it presently exists or may be amended in the future (the "Delaware General Corporation Law").


                                   ARTICLE IV
                               CAPITAL STRUCTURE

         4.1 Authorized Capital Stock. The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is 2,578,327 shares, consisting of:

                 (a) 2,200,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock");

                 (b) 375,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share (the "Class B Common Stock"); and

                 (c) 3,327 shares of Serial Preferred Stock, par value $0.01 per share (the "Preferred Stock").
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         4.2     Class A Common Stock and Class B Common Stock.

                 (a)      Powers, Preferences and Rights.   Except as may be
provided by this Certificate of Incorporation or by the Delaware General Corporation Law, the powers, preferences and rights of the Class A Common Stock and the Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

                 (b)      Voting Rights.   Except as may be provided by this
Certificate of Incorporation or by the Delaware General Corporation Law, all rights to vote and all voting power shall be vested exclusively in the holders of the Class A Common Stock. Each holder of Class A Common Stock shall be entitled to one vote for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Corporation, including, without limitation, the election of directors. Except as otherwise required by the Delaware General Corporation Law, the holders of Class B Common Stock shall not be entitled to vote on any matters to be voted on by the stockholders of the Corporation.

                 (c)      Dividends; Recapitalizations.   Except as may be
provided by this Certificate of Incorporation or by the Delaware General Corporation Law, if, as and when dividends on the Class A Common Stock and the Class B Common Stock are declared payable from time to time by the Board as provided in this Section 4.2(c), whether payable in cash, property, stock or other securities, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends; provided, however, that (i) if dividends are declared that are payable in shares of Class A Common Stock, or in shares of Class B Common Stock, dividends shall be declared that are payable at the same rate on both classes of stock and the dividends payable in shares of Class A Common Stock shall be payable only to holders of Class A Common Stock and dividends payable in shares of Class B Common Stock shall be payable only to holders of Class B Common Stock, and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common Stock, at such holder's written request, dividends consisting of non-voting securities (except as otherwise required by the Delaware General Corporation Law) of the Corporation which non-voting securities are otherwise identical to such voting securities and are convertible into such voting securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock. If the Corporation shall in any manner split, subdivide, combine or reclassify the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of common stock shall be proportionally split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be, have been subdivided or combined or reclassified.

                 (d)      Mergers and Consolidations.   In case of any merger
or consolidation of the Corporation with any other entity as a result of which the holders of Class A Common Stock shall be entitled to receive cash, property, stock or other securities with respect to or in exchange for Class A Common Stock, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation, a holder of one share of Class B Common Stock shall have the right thereafter, so long as the conversion rights set forth in
Section 4.2(e) hereof shall exist, to convert such share of Class B Common Stock into the kind and amount of cash, property, stock or other securities receivable upon such consolidation, merger, sale or conveyance by a holder of one share of Class A Common Stock, and shall have no other conversion rights with regard to such share of Class B

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Common Stock.  The provisions of this Section 4.2(d) shall similarly apply to successive mergers, consolidations, sales or conveyances.

                 (e)      Conversion of Class B Common Stock.

                          (i) Conversion at Qualified Public Offering. Each share of Class B Common Stock sold in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Public Offering"), shall automatically be converted into an equal number of shares of Class A Common Stock immediately upon the closing of such sale.

                          (ii)    Conversion Upon Certain Transfers.   Each
         share of Class B Common Stock shall be converted into an equal number of shares of Class A Common Stock upon the written request (the "Conversion Request") of any third party transferee ("Transferee") acquiring such shares of Class B Common Stock from any holder of Class B Common Stock so long as such Transferee (A) is not an affiliate of the transferor of such Class B Common Stock and (B) makes such Conversion Request within fifteen days of the date such Class B Common Stock is transferred by such transferor to such Transferee.

                          Other than as set forth in Section 4.2(d) and in this
Section 4.2(e), a holder of Class B Common Stock shall have no conversion rights with respect to such Class B Common Stock.

                 (f)      Conversion Procedures.   Any holder of shares of
Class B Common Stock desiring to convert such shares, or any such holder whose shares shall have been automatically converted, into shares of Class A Common Stock shall surrender the certificate or certificates representing the Class B Common Stock being converted, or so converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation, or at such office of a transfer agent for the Class B Common Stock or office in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Class B Common Stock by the Corporation, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Class B Common Stock which are the subject of such conversion, (ii) the name or names in which such holder wishes the certificate or certificates for Class A Common Stock and for any Class B Common Stock not to be so converted to be issued, (iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion, (iv) the date upon which the person giving such notice acquired the Class B Common Stock which is the subject of such notice of conversion and (v) that the conversion of such Class B Common Stock is required pursuant to Section 4.2(e)(i) above or permitted pursuant to Section 4.2(e)(ii) above. Upon surrender of a certificate representing Class B Common Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by overnight or first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Class B Common Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number





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of Class B Common Stock which shall not have been converted.  The issuance of certificates representing shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock by the registered holder thereof pursuant to the provisions of this Certificate of Incorporation shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof; provided that the Corporation shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares of Class B Common Stock being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. Shares of the Class B Common Stock converted into Class A Common Stock as provided in this Section 4.2(f) shall resume the status of authorized but unissued shares of Class B Common Stock.

                 (g)      Effective Date of Conversion.   The issuance by the
Corporation of shares of Class A Common Stock upon a conversion of Class B Common Stock into Class A Common Stock pursuant to Section 4.2(e)(i) above shall be deemed to be effective upon the consummation or closing of the sale pursuant to the Public Offering covering such Class B Common Stock. The issuance by the Corporation of shares of Class A Common Stock upon conversion of Class B Common Stock into Class A Common Stock pursuant to Section 4.2(e)(ii) above shall not be deemed to be effective until receipt of a timely and complete Conversion Request from the Transferee, reasonably satisfactory in form and substance to the Corporation. The person or persons entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of the effective date of conversion.

                 (h)      Liquidating Distributions.   Upon any liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any sale or conveyance of all or substantially all of the assets of the Corporation, after payment or provision for payment of all the liabilities of the Corporation and the expenses of liquidation, and after the holders of the Preferred Stock shall have been paid in full the amounts, if any, to which they are entitled or a sum sufficient for such payment in full shall have been set aside, the remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the Class A Common Stock and Class B Common Stock in accordance with their respective rights and interests. For the purpose of this Section 4.2(h), such a merger, consolidation, sale or conveyance shall not be deemed to be a liquidation or winding up of the Corporation unless the transaction provides for the cessation of the business of the Corporation.

                 (i)      Reservation of Class A Common Stock.   The
Corporation shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon the conversion of Class B Common Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of Class A Common Stock as shall from time to time be issuable upon the conversion of all the Class B Common stock then outstanding; provided that, except as provided in this Certificate of Incorporation, the shares of Class A Common Stock so reserved shall not be reduced or affected in any manner whatsoever so long as any shares of Class B Common Stock are outstanding.





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         4.3     Amendment and Waiver.   No amendment, modification or waiver
of any provisions of Sections 4.1 or 4.2 hereof or of this Section 4.3 which adversely affects the rights, preferences or privileges of the Class A Common Stock or Class B Common Stock shall be effective without the consent of the holders of at least 51% of the outstanding shares of Class A Common Stock and at least 51% of the outstanding shares of Class B Common Stock.

         4.4     Preferred Stock.

                 (a)      Designations by Board.   The Preferred Stock may be
issued from time to time in one or more classes or series with such voting rights, full or limited, or without voting rights, and with such designations, preferences and relative, participating, optional or special rights, and qualifications, limitations or restrictions as are stated herein and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board as hereinafter prescribed.

                 (b)      Terms of the Preferred Stock.   Subject to the rights
of the holders of the Class A Common Stock and Class B Common Stock, authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings to fully effectuate the issuance and redemption of any such Preferred Stock and, with respect to each class or series of Preferred Stock, to fix and state from time to time, by resolution or resolutions providing for the issuance thereof, the following:

                          (i) the number of shares to constitute the class or series and the designations thereof;

                          (ii) whether the class or series is to have voting rights, full or limited, or to be without voting rights;

                          (iii) the preferences and relative, participating, optional or special rights, if any, and qualifications, limitations or restrictions thereof, if any, of the class or series;

                          (iv) whether the shares of the class or series will be redeemable and, if redeemable, the redemption price or prices and the time or times at which, and the terms and conditions upon which, such shares will be redeemable and the manner of redemption;

                          (v) whether the shares of the class or series will be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are to be established, the annual amount thereof and the terms and conditions relative to the operation thereof;

                          (vi) the dividend rate, whether dividends are payable in cash, stock or otherwise, the conditions upon which and the times when such dividends are payable, the preference or relation to the payment of dividends on any other class or series of stock, whether or not such dividends will be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends will accumulate;


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                        (vii)  the preferences, if any, and the amounts
       thereof that the holders of the class or series will be entitled to receive upon the voluntary or involuntary dissolution, liquidation or winding up of, or upon any distribution of the assets of, the Corporation;

                       (viii) whether the shares of the class or series will be convertible into, or exchangeable for, the shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation and the conversion price or prices, or ratio or ratios, or rate or rates, at which such conversion or exchange may be made, with such adjustments, if any, as shall be expressed or provided for in such resolution or resolutions; and

                        (ix) such other special rights and protective provisions with respect to the class or series as the Board may deem advisable.

                        The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may from time to time increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized but unissued shares of Preferred Stock not designated for any other class or series thereof. The Board may from time to time decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.


                                   ARTICLE V
                                 INCORPORATORS

       The name and mailing address of the incorporator is 1600 CNB Corp., 1375 East Ninth Street, Cleveland, Ohio 44114.


                                   ARTICLE VI
                  INDEMNIFICATION AND LIMITATIONS OF LIABILITY

       6.1     Indemnification Rights.

               (a) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.





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               (b)      To the maximum extent permitted under the Delaware
General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit.

       6.2     Advancement of Expenses.

               (a) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall pay all expenses (including attorneys' fees) actually and reasonably incurred by any person by reason of the fact that such person is or was a director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.

               (b) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall pay all expenses (including attorneys' fees) actually and reasonably incurred by any person by reason of the fact that such person is or was an officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by the Corporation on its own behalf, it being understood that such an action does not include any derivative suit instituted by a stockholder of the Corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.

       6.3     Limited Liability.   To the maximum extent permitted under the
Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for the breach of his fiduciary duty as a director.

       6.4     Nonexclusivity and Benefit.   The indemnification rights granted
pursuant to this Article shall not be exclusive of other indemnification rights, if any, granted to such person and shall inure to the benefit of the heirs and legal representatives of such person.

       6.5     Effect of Repeal, Amendment or Termination.   To the maximum
extent permitted under the Delaware General Corporation Law, no repeal of or restrictive amendment of this Article and no repeal, restrictive amendment or termination of effectiveness of any law authorizing this Article will apply to or affect adversely any right or protection of any director, officer, employee or agent of the Corporation, for or with respect to any acts or omissions of such person occurring prior to such repeal, amendment or termination of effectiveness.

       6.6     Retroactive Effect.   To the maximum extent permitted under the
Delaware General Corporation Law, the indemnification and advancement of expenses provided by this Article will apply with respect to acts or omissions occurring prior to the adoption of this Article.





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                                  ARTICLE VII
               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

       Section 203 of the Delaware General Corporation Law shall not apply to "any business combination with any interested stockholder" (as defined in Section 203 of the Delaware General Corporation Law) of the Corporation.


                                  ARTICLE VIII
                   ELIMINATION OF WRITTEN BALLOT REQUIREMENT

       The election of directors of the Corporation need not be by written ballot.


                                   ARTICLE IX
                              AMENDMENT OF BYLAWS

       In furtherance and not in limitation of the power conferred upon the Board by the Delaware General Corporation Law, the Board shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of this Corporation without any action on the part of the stockholders.


       IN WITNESS WHEREOF, the undersigned have executed this Certificate of Incorporation as of this 30th day of June, 1995.


                                     By:  /s/ Norman C. Harbert
                                         ---------------------------------
                                         Norman C. Harbert, Chairman

                                         and

                                         Attested to by:

                                          /s/ Byron S. Krantz
                                         ---------------------------------
                                         BYRON S. KRANTZ, Secretary


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